UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   July 16, 2009

HI-SHEAR TECHNOLOGY CORPORATION
(Exact name of Company as specified in its charter)

Delaware	001-12810	22-2535743
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

24225 Garnier Street, Torrance, CA  90505-5355
(Address of principal executive offices)

Company's telephone number, including area code:	(310) 784-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                Other Events

The Board of Directors of Hi-Shear Technology Corporation today approved a cash dividend of $0.75 per share payable on or about August 21, 2009, to shareholders of record as of the close of business August 14, 2009.  The ex-dividend date is August 12, 2009.  This dividend is not special and does not represent that the Company will pay dividends on a scheduled basis.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hi-Shear Technology Corporation

Date: July 16, 2009	by:	/s/ George W. Trahan
George W. Trahan
President, Chief Executive Officer and Chairman